Exhibit 99.1

Press release dated July 23, 2007.

SIMPSON MANUFACTURING CO., INC. ANNOUNCES

THE ACQUISITION OF SWAN SECURE PRODUCTS, INC.

Pleasanton, CA — Simpson Manufacturing Co., Inc. (the “Company”) announced that its subsidiary, Simpson Strong-Tie Company Inc., today purchased all of the stock of Swan Secure Products, Inc. (“Swan Secure”). Swan Secure manufactures and distributes stainless steel and other fasteners. Its products are marketed throughout the United States. The purchase price (subject to post-closing adjustment) was $43.5 million in cash.

Simpson Manufacturing Co., Inc., headquartered in Pleasanton, California, through its subsidiary, Simpson Strong-Tie Company Inc., designs, engineers and is a leading manufacturer of wood-to-wood, wood-to-concrete and wood-to-masonry connectors and fastening systems and pre-fabricated shearwalls. Simpson Strong-Tie also offers a full line of adhesives, mechanical anchors and powder actuated tools for concrete, masonry and steel. The Company’s other subsidiary, Simpson Dura-Vent Company, Inc., designs, engineers and manufactures venting systems for gas and wood burning appliances. The Company’s common stock trades on the New York Stock Exchange under the symbol “SSD.”

For further information, contact Barclay Simpson at (925) 560-9032.

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